Exhibit 99.1

420 Lexington Avenue ¦ New York, NY 10170 ¦ 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS
- Reports 2013 Same Property NOI Growth of 4.0% -

NEW YORK, FEBRUARY 19, 2014 - Brixmor Property Group Inc. (NYSE: BRX) announced today its results of operations for the fourth quarter and year ended December 31, 2013.

IPO Portfolio Fourth Quarter and Full Year 2013 Operating Highlights

•	Occupancy increased by 30 basis points to 92.4% from 92.1% at September 30, 2013, up 110 basis points year-over-year;

▪
Anchor occupancy (spaces 10,000 square feet or greater) increased by 100 basis points to 97.1% year-over-year and small shop occupancy (spaces less than 10,000 square feet) increased by 150 basis points to 81.6% year-over-year;

•	Same property NOI increased 3.9% for the quarter and 4.0% for the full year 2013 from the same period in 2012;

•	Executed 538 new and renewal leases for 3.3 million square feet during the quarter and 2,244 new and renewal leases for 12.8 million square feet during the full year 2013;

▪	Signed new leases in the quarter at an average annual base rent of $15.04 per square foot versus portfolio average of $11.93 per square foot at December 31, 2013;

▪	Includes 31 new anchor leases for spaces over 20,000 square feet totaling approximately 1.1 million square feet during the full year; and

•	Achieved positive blended lease spreads of 11% in the quarter and 10% in the full year 2013.

“Operating metrics during our initial quarter as a public company demonstrated strong positive momentum, indicative of our growth strategy to achieve solid same property NOI growth over the next several years. Over the past year, we have increased our anchor occupancy by 100 basis points and our small shop occupancy by 150 basis points, achieving these gains exclusively through our leasing efforts rather than by asset sales. As new anchor retailers continue to open in our properties, we are confident we can realize further gains in our small shop leasing efforts,” stated Michael Carroll, Chief Executive Officer. “In addition, our significant leasing volume during the full year, with over 2,200 leases aggregating 12.8 million square feet, demonstrates the strength of our national platform, as well as the depth of our relationships with retailers.”

Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (equivalent to $0.80 per annum) for the first quarter of 2014. The dividend is payable on April 15, 2014 to stockholders of record on April 3, 2014, representing an ex-dividend date of April 1, 2014.
Financial Highlights

i

For the fourth quarter of 2013, Brixmor reported Funds from Operations (“FFO”) on a pro forma basis of $134.0 million, or $0.44 per diluted share. FFO as adjusted, which excludes certain transactional income and expenses, impairments and non-operating gains, for the same period on a pro forma basis was also $0.44 per diluted share. Net income attributable to common stockholders for the three month period ended December 31, 2013 was $15.9 million on a pro forma basis, or $0.07 per diluted share. A reconciliation of net income (loss) to FFO and FFO as adjusted, non-GAAP financial measures, are presented in the attached table. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

For the twelve months ended December 31, 2013, Brixmor reported FFO on a pro forma basis of $510.7 million, or $1.68 per diluted share. FFO as adjusted for the same period on a pro forma basis was also $1.68 per diluted share. Net income attributable to common stockholders for the twelve month period was $27.8 million on a pro forma basis, or $0.12 per diluted share.

For the fourth quarter of 2013, Brixmor reported a net loss attributable to common stockholders of ($12.1) million, or ($0.06) per diluted share. For the twelve months ended December 31, 2013, Brixmor reported a net loss attributable to common stockholders of ($93.7) million, or ($0.50) per diluted share.

In connection with the IPO, the Company acquired interests in 43 properties (the “Acquired Properties”) from certain investment funds affiliated with The Blackstone Group L.P. (“Blackstone”). Also in connection with the IPO, the Company issued to certain funds affiliated with Blackstone and Centerbridge Partners L.P. (the "pre-IPO owners") an interest in its Operating Partnership allocating to these pre-IPO owners all of the economic consequences of ownership of 47 excluded properties (the “Excluded Properties”).

The Company’s IPO Portfolio includes all properties owned as of the completion of the IPO, including the Acquired Properties and excluding the Excluded Properties, and will constitute the go forward properties owned by the Company. The IPO Portfolio performance is captured in the pro forma results. These results reflect the impact of the transactions associated with the IPO, including (i) the contribution of the Acquired Properties, (ii) the distribution of the Excluded Properties, (iii) the acquisition of the interest not already held in Arapahoe Crossings L.P., (iv) borrowings under the unsecured credit facility, including the use thereof and (v) the net proceeds from the IPO, including the use thereof. The pro forma adjustments associated with these transactions assume that each transaction was completed as of December 31, 2013 for the purpose of the unaudited pro forma consolidated balance sheet and as of January 1, 2013 for the purpose of the unaudited pro forma consolidated statements of operations.

Capital Structure
On January 15, 2014, a subsidiary of the Company repurchased $57.7 million aggregate principal amount of its senior unsecured notes with a weighted average interest rate of 7.43% per annum.  The notes were repurchased pursuant to a put repurchase right in which the holders of the notes had the right under the indenture governing such notes to require the issuer to repurchase such notes for cash. Also in January and February, the Company repaid approximately $481.7 million of secured borrowings as part of its ongoing program to reduce secured debt and increase financial flexibility. The Company funded these transactions using a combination of available cash on hand and borrowings under its existing unsecured credit facility. As a result, the Company increased its unencumbered asset pool to 47.2% of its properties from 39.5% at December 31, 2013.

Conference Call and Supplemental Information
The Company will host a teleconference on Thursday, February 20, 2014 at 1:00 PM ET.   To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 7542257).  The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on March 6, 2014 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10038031) or via the web through February 20, 2015 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

Non-GAAP Disclosures
FFO and FFO as Adjusted
FFO is calculated as the sum of net income (loss) in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect funds from operations on the same basis. FFO as adjusted represents FFO excluding certain transactional income and expenses, impairments of land parcels and non-operating gains which management believes are not reflective of results within the operating real estate portfolio.

FFO is a supplemental, non-GAAP measure utilized to evaluate the operating performance of real estate companies. It is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Brixmor presents FFO as adjusted as an additional supplemental measure as it is more reflective of core operating performance. FFO as adjusted provides securities analysts, investors and other interested parties an additional measure in comparing Brixmor's performance across reporting periods on a consistent basis by excluding items that are not indicative of core operating performance. FFO and FFO as adjusted should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of FFO and FFO as adjusted may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. Investors are cautioned that items excluded from FFO and FFO as adjusted are significant components in understanding and addressing financial performance.

Same Property NOI
Same property net operating income (“same property NOI”) is calculated (using properties owned as of the end of both reporting periods and for the entirety of both periods excluding properties classified as discontinued operations), as rental income (minimum rent, percentage rents, tenant recoveries and other property income) less rental operating expenses (property operating expenses, real estate taxes and bad debt expense) of the properties owned by Brixmor. Same property NOI excludes corporate level income (including transaction and other fees), lease termination income, straight-line rent and amortization of above-/below-market leases of the same property pool from the prior year reporting period to the current year reporting period.

Same property NOI is a supplemental, non-GAAP financial measure utilized to evaluate the operating performance of real estate companies and is frequently used by securities analysts, investors and other interested parties in understanding business and operating results regarding the underlying economics of Brixmor's business operations. It includes only the net operating income of properties owned for the full period presented, which eliminates disparities in net income due to the acquisition or disposition of properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Same property NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs.

About Brixmor Property Group
Brixmor owns and operates the nation's largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers, with 522 properties aggregating approximately 87 million square feet of gross leasable area located primarily across the top 50 U.S. metro markets. Brixmor leverages its national footprint, local market knowledge and operational expertise to support the growth of its retail tenants. The Company is focused on maximizing the value of its portfolio through its extensive leasing capabilities and anchor space repositioning / redevelopment platform. Headquartered in New York City, the Company is the largest landlord to The TJX Companies and The Kroger Company. For additional information, please visit www.brixmor.com.

Safe Harbor Language
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our prospectus dated October 29, 2013, filed with the SEC pursuant to Rule 424(b) of the Securities Act on October 31, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)

	Pro Forma	Actual Results
	12/31/13	12/31/13	12/31/12
Assets
Real estate
Land	$1,989,160	$2,055,802	$1,915,667
Buildings and improvements	8,654,899	8,781,926	7,978,759
	10,644,059	10,837,728	9,894,426
Accumulated depreciation and amortization	(1,160,478)	(1,190,170)	(796,296)
Real estate, net	9,483,581	9,647,558	9,098,130
Investments in and advances to unconsolidated joint ventures	5,171	9,205	16,038
Cash and cash equivalents	95,332	113,915	103,098
Restricted cash	74,847	75,457	90,160
Marketable securities	22,104	22,104	24,883
Receivables, net	175,584	178,505	156,944
Deferred charges and prepaid expenses, net	103,237	105,522	95,118
Other assets	14,043	19,650	19,358
Total assets	$9,973,899	$10,171,916	$9,603,729

Liabilities
Debt obligations, net	$5,965,307	5,981,289	$6,499,356
Financing liabilities, net	175,111	175,111	174,440
Accounts payable, accrued expenses and other liabilities	701,495	709,529	632,112
Total liabilities	6,841,913	6,865,929	7,305,908

Redeemable non-controlling interests	21,467	21,467	21,467
Commitments and contingencies	—	—	—

Equity
Preferred stock, $0.01 par value, authorized 300,000,000 shares, 0 and 125 shares outstanding	—	—	—
Common stock, $0.01 par value, authorized 3,000,000,000 shares, 229,689,960 and 182,242,460 shares outstanding	2,297	2,297	1,822
Additional paid in capital	2,543,690	2,543,690	1,746,271
Accumulated other comprehensive loss	(6,812)	(6,812)	(39)
Distributions in excess of accumulated loss	(196,707)	(196,707)	(26,559)
Total stockholders' equity	2,342,468	2,342,468	1,721,495
Non-controlling interests	768,051	942,052	554,859
Total equity	3,110,519	3,284,520	2,276,354
Total liabilities and equity	$9,973,899	$10,171,916	$9,603,729

v

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Pro Forma		Actual Results
	Three Months Ended	Twelve Months Ended	Three Months Ended		Twelve Months Ended
	12/31/13	12/31/13	12/31/13	12/31/12	12/31/13	12/31/12
Revenues
Rental income	$238,487	$940,669	$238,963	$222,019	$908,854	$874,325
Expense reimbursements	64,343	256,119	64,820	60,593	249,265	233,489
Other revenues	1,975	10,175	8,244	2,737	16,578	11,358
Total revenues	304,805	1,206,963	312,027	285,349	1,174,697	1,119,172

Operating expenses
Operating costs	31,748	125,072	32,227	33,073	121,262	123,503
Real estate taxes	44,416	175,902	45,163	41,063	174,634	161,681
Depreciation and amortization	113,397	475,682	111,887	120,973	447,915	502,231
Provision for doubtful accounts	3,015	11,314	3,105	2,961	11,687	11,766
Impairment of real estate assets	—	1,531	—	—	23,534	—
Acquisition related costs	—	—	—	162	—	541
General and administrative	18,427	81,211	55,396	19,313	121,093	88,843
Total operating expenses	211,003	870,712	247,778	217,545	900,125	888,565

Other income (expense)
Dividends and interest	205	841	204	275	832	1,138
Interest expense	(72,569)	(296,735)	(72,739)	(94,560)	(347,996)	(383,715)
Gain on sales of real estate assets and acquisition of joint venture interest	—	2,062	—	451	2,223	501
Other	(143)	(5,298)	(5,509)	(747)	(31,626)	(503)
Total other income (expense)	(72,507)	(299,130)	(78,044)	(94,581)	(376,567)	(382,579)

Income (loss) before equity in income of unconsolidated joint ventures	21,295	37,121	(13,795)	(26,777)	(101,995)	(151,972)
Equity in income of unconsolidated joint ventures	161	1,098	166	1	1,167	687
Impairment of investment in unconsolidated joint ventures	—	—	—	(314)	—	(314)
Income (loss) from continuing operations	21,456	38,219	(13,629)	(27,090)	(100,828)	(151,599)

Discontinued operations
Income (loss) from discontinued operations	—	—	2,628	317	1,672	(884)
Gain on disposition of operating properties	—	—	761	825	3,392	5,369
Impairment on real estate held for sale	—	—	(1,799)	(3,053)	(23,119)	(13,599)
Income (loss) from discontinued operations	—	—	1,590	(1,911)	(18,055)	(9,114)

Net income (loss)	21,456	38,219	(12,039)	(29,001)	(118,883)	(160,713)
Non-controlling interests
Net income (loss) attributable to non-controlling interests	(5,512)	(10,387)	102	6,812	25,349	38,146

Net income (loss) attributed to Brixmor Property Group Inc.	15,944	27,832	(11,937)	(22,189)	(93,534)	(122,567)
Preferred stock dividends	—	—	(162)	(296)	(162)	(296)
Net income (loss) attributable to common stockholders	$15,944	$27,832	$(12,099)	$(22,485)	$(93,696)	$(122,863)

Per common share:
Income (loss) from continuing operations:
Basic	$0.07	$0.12	$(0.06)	$(0.12)	$(0.42)	$(0.64)
Diluted	$0.07	$0.12	$(0.06)	$(0.12)	$(0.42)	$(0.64)
Net income (loss) attributable to common stockholders:
Basic	$0.07	$0.12	$(0.06)	$(0.12)	$(0.50)	$(0.68)
Diluted	$0.07	$0.12	$(0.06)	$(0.12)	$(0.50)	$(0.68)
Weighted average number of vested common shares outstanding -
basic and diluted: (1)	228,113	228,113	213,675	180,675	188,993	180,675

(1) Excludes convertible units of partnership interest in Brixmor Operating Partnership LP (“OP Units”), convertible shares of the Company’s majority owned subsidiary, BPG Subsidiary Inc. (“BPG Subsidiary”) and unvested restricted stock awards as their impact would either have no effect on the per share amounts or would be anti-dilutive.

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Pro Forma		Actual Results
	Three Months Ended	Twelve Months Ended	Three Months Ended		Twelve Months Ended
	12/31/13	12/31/13	12/31/13	12/31/12	12/31/13	12/31/12
Net income (loss)	$21,456	$38,219	$(12,039)	$(29,001)	$(118,883)	$(160,713)
Gain on disposition of operating properties	—	—	(761)	(825)	(3,392)	(5,369)
Gain on disposition of unconsolidated joint venture operating properties	—	—	—	(119)	—	(24)
Depreciation and amortization-real estate related-continuing operations	112,905	473,682	111,395	120,359	445,915	499,478
Depreciation and amortization-real estate related-discontinued operations	—	—	3	1,516	2,319	8,204
Depreciation and amortization-real estate related-unconsolidated joint ventures	21	182	13	123	180	817
Impairment of operating properties	—	—	1,799	3,053	43,582	13,599
Impairment of unconsolidated joint ventures	—	—	—	314	—	314
Net loss attributable to non-controlling interests not convertible into common stock	(337)	(1,355)	(3,788)	(328)	(4,806)	(1,306)
FFO	$134,045	$510,728	$96,622	$95,092	$364,915	$355,000
Gains from land sales and acquisition of joint venture interest	—	(2,062)	—	(451)	(2,223)	(501)
Impairment of development / land parcels	—	1,531	—	—	3,071	—
Acquisition related costs	—	—	—	162	—	541
Total adjustments	—	(531)	—	(289)	848	40
FFO as adjusted	$134,045	$510,197	$96,622	$94,803	$365,763	$355,040

FFO per share/OP unit - diluted	$0.44	$1.68	$0.34	$0.39	$1.45	$1.47
FFO as adjusted per share/OP unit - diluted	$0.44	$1.68	$0.34	$0.39	$1.45	$1.47
Weighted average shares/OP units outstanding - basic and diluted (1)	304,231	304,231	284,958	240,905	252,009	240,905

Annualized dividends declared per share/OP Unit (2)	$0.20	$0.80
Annualized shares/OP Unit dividends declared	$60,846	$243,385
Share/OP Unit dividend payout ratio (as % of FFO)	45.4%	47.7%
Share/OP Unit dividend payout ratio (as % of FFO as adjusted)	45.4%	47.7%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of certain BPG Subsidiary shares and OP Units to common stock of the Company and the vesting of certain restricted stock awards.

(2) The Company's Board of Directors declared an initial quarterly cash dividend of $0.20 per common share (equivalent to $0.80 per annum). The dividend was pro-rated to $0.127 per common share to reflect the period commencing on November 4, 2013, the IPO completion date, and ending on December 31, 2013. This pro-rated dividend was paid on January 15, 2014 to stockholders of record on January 6, 2014.

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP BALANCE SHEET TO PRO FORMA BALANCE SHEET
(Unaudited, dollars in thousands)

	Actual Results		Pro Forma
	12/31/13	Adjustments (1)	12/31/13
Assets
Real estate
Land	$2,055,802	$(66,642)	$1,989,160
Buildings and improvements	8,781,926	(127,027)	8,654,899
	10,837,728	(193,669)	10,644,059
Accumulated depreciation and amortization	(1,190,170)	29,692	(1,160,478)
Real estate, net	9,647,558	(163,977)	9,483,581
Investments in and advances to unconsolidated joint ventures	9,205	(4,034)	5,171
Cash and cash equivalents	113,915	(18,583)	95,332
Restricted cash	75,457	(610)	74,847
Marketable securities	22,104	—	22,104
Receivables, net	178,505	(2,921)	175,584
Deferred charges and prepaid expenses, net	105,522	(2,285)	103,237
Other assets	19,650	(5,607)	14,043
Total assets	$10,171,916	$(198,017)	$9,973,899

Liabilities
Debt obligations, net	$5,981,289	$(15,982)	$5,965,307
Financing liabilities, net	175,111	—	175,111
Accounts payable, accrued expenses and other liabilities	709,529	(8,034)	701,495
Total liabilities	6,865,929	(24,016)	6,841,913

Redeemable non-controlling interests	21,467	—	21,467
Commitments and contingencies	—	—	—

Equity
Preferred stock, $0.01 par value, authorized 300,000,000 shares, 0 shares outstanding	—	—	—
Common stock, $0.01 par value, authorized 3,000,000,000 shares, 229,689,960 shares outstanding	2,297	—	2,297
Additional paid in capital	2,543,690	—	2,543,690
Accumulated other comprehensive loss	(6,812)	—	(6,812)
Distributions in excess of accumulated loss	(196,707)	—	(196,707)
Total stockholders' equity	2,342,468	—	2,342,468
Non-controlling interests	942,052	(174,001)	768,051
Total equity	3,284,520	(174,001)	3,110,519
Total liabilities and equity	$10,171,916	$(198,017)	$9,973,899

(1) Reflects the impact of distributing the Excluded Properties as if the distribution was completed on December 31, 2013.

BRIXMOR PROPERTY GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP STATEMENTS OF OPERATIONS TO PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited, dollars in thousands, except per share amounts)

	Three Months Ended 12/31/13			Twelve Months Ended 12/31/13

	Actual Results	Adjustments (1)	Pro Forma	Actual Results	Adjustments (1)	Pro Forma

Revenues
Rental income	$238,963	$(476)	$238,487	$908,854	$31,815	$940,669
Expense reimbursements	64,820	(477)	64,343	249,265	6,854	256,119
Other revenues	8,244	(6,269)	1,975	16,578	(6,403)	10,175
Total revenues	312,027	(7,222)	304,805	1,174,697	32,266	1,206,963

Operating expenses
Operating costs	32,227	(479)	31,748	121,262	3,810	125,072
Real estate taxes	45,163	(747)	44,416	174,634	1,268	175,902
Depreciation and amortization	111,887	1,510	113,397	447,915	27,767	475,682
Provision for doubtful accounts	3,105	(90)	3,015	11,687	(373)	11,314
Impairment of real estate assets	—	—	—	23,534	(22,003)	1,531
General and administrative	55,396	(36,969)	18,427	121,093	(39,882)	81,211
Total operating expenses	247,778	(36,775)	211,003	900,125	(29,413)	870,712

Other income (expense)
Dividends and interest	204	1	205	832	9	841
Interest expense	(72,739)	170	(72,569)	(347,996)	51,261	(296,735)
Gain on sale of real estate assets and acquisition of joint venture interest	—	—	—	2,223	(161)	2,062
Other	(5,509)	5,366	(143)	(31,626)	26,328	(5,298)
Total other income (expense)	(78,044)	5,537	(72,507)	(376,567)	77,437	(299,130)

Income (loss) before equity in income of unconsolidated joint ventures	(13,795)	35,090	21,295	(101,995)	139,116	37,121
Equity in income of unconsolidated joint ventures	166	(5)	161	1,167	(69)	1,098
Income (loss) from continuing operations	(13,629)	35,085	21,456	(100,828)	139,047	38,219

Discontinued operations
Income from discontinued operations	2,628	(2,628)	—	1,672	(1,672)	—
Gain on disposition of operating properties	761	(761)	—	3,392	(3,392)	—
Impairment on real estate held for sale	(1,799)	1,799	—	(23,119)	23,119	—
Loss from discontinued operations	1,590	(1,590)	—	(18,055)	18,055	—

Net income (loss)	(12,039)	33,495	21,456	(118,883)	157,102	38,219
Non-controlling interests
Net income (loss) attributable to non-controlling interests	102	(5,614)	(5,512)	25,349	(35,736)	(10,387)
Net income (loss) attributable to Brixmor Property Group Inc.	(11,937)	27,881	15,944	(93,534)	121,366	27,832
Preferred stock dividends	(162)	162	—	(162)	162	—
Net income (loss) attributable to common stockholders	$(12,099)	$28,043	$15,944	$(93,696)	$121,528	$27,832

Per common share:
Income (loss) from continuing operations:
Basic	$(0.06)	$0.13	$0.07	$(0.42)	$0.54	$0.12
Diluted	$(0.06)	$0.13	$0.07	$(0.42)	$0.54	$0.12
Net income (loss) attributable to common stockholders:
Basic	$(0.06)	$0.13	$0.07	$(0.50)	$0.62	$0.12
Diluted	$(0.06)	$0.13	$0.07	$(0.50)	$0.62	$0.12
Weighted average number of vested common shares
outstanding- basic and diluted (2)	213,675	14,438	228,113	188,993	39,120	228,113

(1) Reflects the impact of the following transactions associated with the IPO including (i) the contribution of the Acquired Properties (ii) the distribution of the Excluded Properties (iii) the acquisition of the interest not already held in Arapahoe Crossings L.P. (iv) borrowings under the unsecured credit facility, including the use thereof and (v) the net proceeds from the IPO, including the use thereof.  The pro forma adjustments associated with these transactions assume that each transaction was completed as of January 1, 2013.   For the three and twelve months ended December 31, 2013, other revenues and general and administrative expenses were adjusted by $6,146 and $37,009, respectively, for non-cash stock based compensation transactions that were recorded in connection with the IPO.

(2) Excludes convertible OP Units, convertible BPG subsidiary shares and unvested restricted stock awards as their impact would either have no effect on the per share amounts or would be anti-dilutive.